Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of KKR & Co. Inc of our report dated February 26, 2021 relating to the financial statements of Global Atlantic Financial Group Limited, which appears in the Current Report on Form 8-K/A dated March 23, 2021.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 23, 2021